EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of Kewaunee Scientific Corporation (the “Company”) on Form 10-K for the fiscal year ended ended April 30, 2003, as filed with the Securities and Exchange Commission on the date hereof, I, D. Michael Parker, Senior Vice President, Finance and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(3)	such Form 10-K of the Company for the period ended April 30, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(4)	the information contained in such Form 10-K of the Company for the period ended April 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 16, 2004

/s/ D. Michael Parker
D. Michael Parker
Senior Vice President, Finance and
Chief Financial Officer